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                                                                    Exhibit 16.1


January 11, 1999

Securities and Exchange Commission
Washington, D.C.


Ladies and Gentlemen:

We have read Item 4 of the Form 8-K of VSI Enterprises, Inc. dated January 5, 1999, and agree with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP